UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 5, 2011

HARTFORD LIFE INSURANCE COMPANY

(Exact name of Registrant as Specified in Its Charter)

CONNECTICUT	001-32293	06-0974148
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 HOPMEADOW STREET, SIMSBURY, CONNECTICUT		06089
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (860) 547-5000

            Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 5, 2011, The Hartford Financial Services Group, Inc., or HIG, Hartford Life, Inc., Hartford Investment Financial Services, LLC and HL Investment Advisors, LLC entered into a preferred partnership agreement, or the Preferred Partnership Agreement, with Wellington Management Company, LLP, or Wellington, the material terms of which are summarized below.

Preferred Partnership

Subject to the terms and conditions of the Preferred Partnership Agreement:

•

Wellington will be the preferred subadviser to the Hartford Funds, which we define as HIG’s open-end, closed-end and actively managed exchange-traded funds registered under the Investment Company Act of 1940, as amended, or the 1940 Act, other than certain funds sponsored by and offered exclusively through HIG’s variable annuity, variable life or retirement plan business and certain of the Hartford HLS Funds; and

•

Wellington will be HIG’s preferred partner with respect to Covered Funds, which we define as open-end, closed-end and actively managed exchange-traded funds registered under the 1940 Act (i) for which Wellington serves as the sole investment adviser or subadviser, (ii) the shares of which are offered and sold primarily to U.S. retail investors through third-party broker-dealers and (iii) that are offered on a stand-alone basis, other than (a) any registered funds sponsored or managed by The Vanguard Group, Inc., (b) certain bundled investment options, (c) funds sold primarily in conjunction with a variable insurance product and (d) money market funds.

Subject to their fiduciary duties to the Hartford Funds, Hartford Investment Financial Services, LLC and HL Investment Advisors, LLC have agreed to, and HIG has agreed to cause them to, recommend Wellington to the boards of directors/trustees of the Hartford Funds as subadviser to the Hartford Funds on terms substantially similar to those in existing subadvisory agreements with Wellington. Hartford Investment Management Company, however, is not restricted in its ability to subadvise funds.

Wellington has agreed that (i) it will not serve as subadviser to any Covered Fund or separate account sponsored by the 25 largest broker-dealers with written selling agreements related to the Hartford Funds and offered on a stand-alone basis to the end investor as well as certain other broker-dealers that HIG agrees with Wellington, (ii) it will not serve as subadviser to any Covered Fund (other than one that HIG sponsors) if it would be expected to cause the percentage of HIG’s assets subadvised by Wellington to fall below a specified threshold of competing Covered Funds and (iii) it will not enter into new engagements for fixed-income products for Covered Funds prior to June 30, 2016. Wellington has also agreed to not assign certain of its portfolio managers to manage new Covered Funds that HIG does not sponsor if such Covered Funds meet identified asset levels.

If Wellington breaches these obligations, HIG’s obligations with respect to the right of first refusal and make-whole payment, each as described below, terminate automatically. In addition, HIG has the right to terminate these obligations within 60 days following (i) a breach of Wellington of these obligations or (ii) the five-year anniversary of the Preferred Partnership Agreement. Wellington has the right to terminate these obligations in the event that (i) it is terminated or replaced as subadviser to a Hartford Fund and, as a result of such termination, the percentage of HIG’s assets under management subadvised by Wellington would fall below a specified threshold, (ii) HIG ceases to offer any Hartford HLS Fund as an investment option within the variable annuity and variable life contracts issued by HIG and its affiliates on December 5, 2011 and (iii) the five-year anniversary of the Preferred Partnership Agreement.

Fees

Hartford Investment Financial Services, LLC and HL Investment Advisors, LLC have agreed to, and HIG has agreed to cause them to, recommend to the boards of directors/trustees of the Hartford Funds an agreed fee schedule for the Hartford Funds. Wellington, which has agreed not to request any increase in the fee rates payable by the Hartford Funds, will participate pro rata with HIG in any fee increases or decreases implemented by the boards of directors/trustees of the Hartford Funds. Similarly, HIG has agreed not to recommend any reduction in the subadvisory fee payable by any Hartford Fund. In addition, Wellington will implement a fee waiver program with respect to the fixed income funds that it subadvises for HIG.

Notice of a Hartford Sale and Right of First Refusal

HIG has agreed to notify Wellington if it takes substantial steps to explore a sale of its mutual fund business and granted Wellington the right to participate in any process involving the potential sale of its mutual fund business as part of an auction process or to certain entities that are engaged in the business of advising or subadvising certain registered open-end investment companies. HIG has also agreed to provide Wellington with a right of first refusal with respect to the sale of HIG’s mutual funds business to such entities, subject to certain customary conditions.

Termination and Make-Whole Payment

The Preferred Partnership Agreement will terminate on June 5, 2018. In addition, the Preferred Partnership Agreement may be terminated:

•	automatically upon closing of a sale of HIG’s mutual funds business, closing of a sale of Wellington or closing of a change of control of HIG;

•

by Wellington, within 90 days following (i) December 31, 2012 if a specified percentage of fixed income assets under management are not then subadvised by Wellington and (ii) June 30, 2013 if a specified percentage of fixed income assets under management are not then subadvised by Wellington;

•

subject to a cure period of 180 days, by either HIG or Wellington, if there are certain violations of law or other proceedings that are reasonably likely to have a material adverse effect on HIG’s mutual fund business;

•	by either HIG or Wellington, upon certain bankruptcy events; and

•

upon the closing of an initial public offering or spin-out of HIG’s mutual fund business prior to June 5, 2014, if Wellington has provided written notice to HIG indicating it has elected to terminate the Preferred Partnership Agreement upon (and subject to) such consummation

HIG would be obligated to make a make-whole payment to Wellington based on the total enterprise value of its mutual fund business if (i) the Preferred Partnership Agreement is terminated as a result of a sale of HIG’s mutual fund business or a change of control of HIG or (ii)(a) Wellington terminates the Preferred Partnership Agreement as a result of the failure of a specified percentage of fixed income assets to be subadvised by Wellington by December 31, 2012 or June 30, 2013, (b) HIG has breached its obligation to recommend Wellington to subadvise those fixed income funds specified in the Preferred Partnership Agreement by December 31, 2012 and (c) within five years following such termination of the Preferred Partnership Agreement, HIG closes a sale of its mutual fund business or a change of control of HIG. In order for the make-whole payment obligation to be triggered under clause (i) or (ii) of the preceding sentence, the percentage of HIG’s assets under management subadvised by Wellington must fall below a stated threshold due to the termination or replacement of Wellington as subadviser (other than due to a voluntary resignation), within five years of the closing of the sale or change of control. The amount of such make-whole payment will vary depending on whether the sale of HIG’s mutual fund business is as a stand-alone business or as part of a larger transaction.

In the event of a sale of HIG’s mutual fund business or a change of control of HIG, the Preferred Partnership Agreement will not be binding on the successor owner and will terminate.

Certain information included in this Current Report on Form 8-K may be deemed to be “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, including statements that involve risks, uncertainties and assumptions. We caution you not to place undue reliance on these forward-looking statements, and we do not undertake any obligation to update these forward-looking statements, except as may be required by law.

The foregoing description of the Preferred Partnership Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the Preferred Partnership Agreement, which will be filed as an exhibit to our Annual Report on Form 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARTFORD LIFE INSURANCE COMPANY

Date: December 8, 2011	By:	/s/ Alan J. Kreczko
Name: Alan J. Kreczko
Title: Executive Vice President and General Counsel

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